Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Fourth Quarter and Full Year 2022

Livermore, Calif., March 14, 2023 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled audit, recovery, and related analytics services in the United States, with a focus in the healthcare payment integrity industry, today reported the following financial results for its fourth quarter and full year ended December 31, 2022:

Fourth Quarter Financial Highlights

•Total revenues of $29.2 million, compared to $31.6 million in the prior year period
•Healthcare revenues of $26.0 million, compared to $25.6 million in the prior year period
•Net loss of $0.2 million or $(0.003) per diluted share, compared to a net loss of $2.6 million, or $(0.04) per diluted share, in the prior year period
•Adjusted EBITDA of $2.3 million, compared to $5.0 million in the prior year period
•Adjusted net income of $442 thousand, or $0.01 per diluted share, compared to adjusted net loss of $35 thousand or $(0.001) per diluted share, in the prior year period

Full Year 2022 Financial Highlights

•Total revenues of $109.2 million, compared to $124.4 million in the prior year period
•Healthcare revenues of $94.7 million, compared to $77.5 million in the prior year period
•Net loss of $6.5 million, or $(0.09) per diluted share, compared to net loss of $10.3 million, or $(0.17) per diluted share in the prior year period
•Adjusted EBITDA of $0.9 million, compared to $11.9 million in the prior year period
•Adjusted net loss of $5.2 million, or $(0.07) per diluted share, compared to adjusted net loss of $3.1 million, or $(0.05) per diluted share, in the prior year period

Fourth Quarter 2022 Results

Healthcare revenues in the fourth quarter of 2022 were $26.0 million, up from $25.6 million in the prior year period. Recovery revenues in the fourth quarter were $0.1 million, compared to $2.3 million in the prior year period. Revenues from Customer Care / Outsourced Services in the fourth quarter were $3.1 million, compared to $3.7 million in the prior year period.

Net loss for the fourth quarter of 2022 was $0.2 million, or $(0.003) per share on a fully diluted basis, compared to a net loss of $2.6 million, or $(0.04) per share, on a fully diluted basis in the prior year period. Adjusted EBITDA for the fourth quarter was $2.3 million compared to $5.0 million in the prior year period. Adjusted net income for the fourth quarter was $442 thousand, or $0.01 per share on a fully diluted basis, compared to adjusted net loss of $35 thousand, or $(0.001) per fully diluted share, in the prior year period.

Full Year 2022 Results

Revenues for the full year ended December 31, 2022 were $109.2 million, compared to revenues of $124.4 million in the prior year. Healthcare revenues were $94.7 million, compared to $77.5 million in the prior year. Recovery revenues were $0.2 million, compared to $33.4 million in the prior year. Revenues from Customer Care / Outsourced Services were $14.3 million compared to $13.5 million in the prior year.

Net loss for the full year ended December 31, 2022 was $6.5 million, or $(0.09) per share on a fully diluted basis, compared to net loss of $10.3 million, or $(0.17) per share on a fully diluted basis, in the prior year. Adjusted EBITDA was $0.9 million, compared to $11.9 million in the prior year. Adjusted net loss was $5.2 million, or $(0.07) per fully diluted share, compared to adjusted net loss of $3.1 million, or $(0.05) per fully diluted share in the prior year.

“2022 was a strong year, as Performant achieved numerous strategic milestones. These milestones started with the Health and Human Services, Office of the Inspector General claim audit and consultative services award, followed by the CMS RAC Region 2 award, and culminated with our successful recompete of the CMS Medicare Secondary Payer Commercial Repayment Center contract," commented Simeon Kohl, President of Performant. "2022 was also a breakthrough year for our work in the commercial payer market, as we added 21 new implementations and made meaningful progress in our efforts to further scale our operations. We anticipate that our sales pipeline will support a similar cadence in 2023."

As of December 31, 2022, the Company had cash, cash equivalents and restricted cash of approximately $23.5 million.

Business Commentary

“We are quite pleased with our operational results for 2022, particularly in consideration of the transition we have completed into a healthcare driven company over the past few years,”. added Rohit Ramchandani, Senior Vice President of Finance and Strategy at Performant. “Looking ahead to 2023, we are excited to keep building upon the momentum of our historical and current pipeline of implementations, whilst investing into speed to revenue and margin expansion opportunities. We are introducing full year 2023 healthcare revenue guidance to be in the range of $105M to $110M. In terms of EBITDA, we anticipate full year 2023 EBITDA in the range of $2 - $5 million, which is inclusive of $10M to $14M of expected investment spend, consistent with our investment in growth initiatives and improving our operational efficiencies.”

Amendment to Credit Agreement

The Company recently completed an amendment to its existing Credit Agreement with MUFG Union Bank, N.A. in response to certain macroeconomic factors and the Company’s current growth initiatives. The details of this amendment will be contained in the Company’s Form 10-K for the year ended December 31, 2022 to be filed with the Securities and Exchange Commission expected to be filed on or before March 16, 2022.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its fourth quarter and full year 2022 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-704-4453 (domestic) or 201-389-0920 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13736959. The telephonic replay will be available approximately three hours after the call, through March 22, 2023.

About Performant Healthcare Solutions

Performant provides technology-enabled audit, recovery, and analytics services in the United States to the healthcare industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits, or COB) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.

To learn more, please visit https://www.performanthealth.com

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2023 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; anticipated trends and challenges in our business and competition in the markets in which the Company operates; the impact of COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to meet liquidity and working capital needs; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.

More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2022 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

Assets	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$23,384	$17,347
Restricted cash	81	2,203
Trade accounts receivable, net of allowance for doubtful accounts	15,794	20,808
Contract assets	11,460	8,113
Prepaid expenses and other current assets	3,665	3,077
Income tax receivable	3,123	3,159
Total current assets	57,507	54,707
Property, equipment, and leasehold improvements, net	10,897	15,708
Goodwill	47,372	47,372
Right-of-use assets	2,057	3,235
Other assets	1,000	963
Total assets	$118,833	$121,985
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $17 and $11, respectively	$983	$489
Accrued salaries and benefits	6,938	8,476
Accounts payable	1,262	1,124
Other current liabilities	2,252	3,732
Contract liabilities	438	634
Estimated liability for appeals and disputes	1,106	1,190
Lease liabilities	1,228	1,862
Total current liabilities	14,207	17,507
Notes payable, net of current portion and unamortized debt issuance costs of $316 and $416, respectively	18,184	19,084
Lease liabilities	1,076	1,803
Other liabilities	881	1,168
Total liabilities	34,348	39,562
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at December 31, 2022 and 2021, respectively; issued and outstanding, 75,505 and 69,281 shares at December 31, 2022 and 2021, respectively	7	7
Additional paid-in capital	142,261	133,662
Accumulated deficit	(57,783)	(51,246)
Total stockholders’ equity	84,485	82,423
Total liabilities and stockholders’ equity	$118,833	$121,985

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues	$29,242	$31,579	$109,184	$124,393
Operating expenses:
Salaries and benefits	22,211	20,369	85,312	87,440
Other operating expenses	6,827	8,373	30,772	38,269
Total operating expenses	29,038	28,742	116,084	125,709
Income (loss) from operations	204	2,837	(6,900)	(1,316)
(Loss) gain on sale of certain recovery contracts	—	(25)	382	2,403
Gain on sale of land and buildings	—	—	1,120	—
Interest expense	(359)	(5,447)	(1,007)	(11,313)
Loss before provision for income taxes	(155)	(2,635)	(6,405)	(10,226)
Provision for income taxes	80	1	132	62
Net loss	$(235)	$(2,636)	$(6,537)	$(10,288)
Net income (loss) per share
Basic	$—	$(0.04)	$(0.09)	$(0.17)
Diluted	$—	$(0.04)	$(0.09)	$(0.17)
Weighted average shares
Basic	74,291	69,210	72,937	60,461
Diluted	74,291	69,210	72,937	60,461

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(6,537)	$(10,288)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on disposal of assets and impairment of long-lived assets	41	722
Depreciation and amortization	4,524	5,188
Right-of-use assets amortization	1,178	1,808
Stock-based compensation	3,036	2,640
Interest expense from debt issuance costs	95	3,586
Loss on debt extinguishment	—	3,371
Gain on sale of certain recovery contracts	(382)	(2,403)
Gain on sale of land and buildings	(1,120)	—
Changes in operating assets and liabilities:
Trade accounts receivable	5,014	1,665
Contract assets	(3,347)	(3,647)
Prepaid expenses and other current assets	(588)	707
Income tax receivable	36	1,599
Other assets	(37)	127
Accrued salaries and benefits	(1,538)	(323)
Accounts payable	138	717
Contract liabilities and other current liabilities	(1,660)	(292)
Estimated liability for appeals and disputes	(84)	176
Lease liabilities	(1,361)	(2,104)
Other liabilities	(285)	(2,333)
Net cash (used in) provided by operating activities	(2,877)	916
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(3,585)	(3,416)
Proceeds from sale of certain recovery contracts	382	3,146
Proceeds from sales of property, equipment, and leasehold improvements	4,934	—
Net cash provided by (used in) investing activities	1,731	(270)
Cash flows from financing activities:
Repayment of notes payable	(500)	(60,863)
Debt issuance costs paid	(2)	(581)
Taxes paid related to net share settlement of stock awards	—	(633)
Proceeds from exercise of warrants	5,563	—
Proceeds from exercise of stock options	—	41
Borrowings from notes payable	—	20,000
Proceeds from public offering, net of costs	—	42,644
Net cash provided by (used in) financing activities	5,061	608
Net increase in cash, cash equivalents and restricted cash	3,915	1,254
Cash, cash equivalents and restricted cash at beginning of year	19,550	18,296
Cash, cash equivalents and restricted cash at end of year	$23,465	$19,550

Reconciliation of the consolidated statements of cash flows to the consolidated balance sheets:
Cash and cash equivalents	$23,384	$17,347
Restricted cash	81	2,203
Total cash, cash equivalents and restricted cash at end of period	$23,465	$19,550
Non-cash financing activities:
Recognition of earnout shares issued	$—	$801
Recognition of warrants issued in debt financing	$—	$5,237
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$250	$(589)
Cash paid for interest	$702	$4,310

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA:
Net loss	$(235)	$(2,636)	$(6,537)	$(10,288)
Provision for income taxes	80	1	132	62
Interest expense (1)	359	5,447	1,007	11,313
Stock based compensation	824	677	3,036	2,640
Depreciation and amortization	1,169	1,305	4,524	5,188
Impairment of long-lived assets	—	—	—	636
Severance expenses (4)	85	284	274	2,160
Non-core operating expenses (5)	1	(95)	10	2,588
Gain on sale of certain recovery contracts (6)	—	25	(382)	(2,403)
Gain on sale of land and buildings (7)	—	—	(1,120)	—
Adjusted EBITDA	$2,283	$5,008	$944	$11,896

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Reconciliation of Adjusted Net Income (Loss):
Net loss	$(235)	$(2,636)	$(6,537)	$(10,288)
Stock based compensation	824	677	3,036	2,640
Amortization of intangibles assets (2)	—	16	—	705
Amortization of debt issuance costs (3)	24	1,133	95	3,586
Impairment of long-lived assets	—	—	—	636
Severance expenses (4)	85	284	274	2,160
Non-core operating expenses (5)	1	(95)	10	2,588
Gain on sale of certain recovery contracts (6)	—	25	(382)	(2,403)
Gain on sale of land and buildings (7)	—	—	(1,120)	—
Tax adjustments (8)	(257)	561	(526)	(2,726)
Adjusted net loss	$442	$(35)	$(5,150)	$(3,102)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(235)	$(2,636)	$(6,537)	$(10,288)
Plus: Adjusted items per reconciliation of adjusted net income	677	2,601	1,387	7,186
Adjusted net income (loss)	$442	$(35)	$(5,150)	$(3,102)
Adjusted earnings per diluted share	$0.01	$—	$(0.07)	$(0.05)
Diluted average shares outstanding (9)	75,455	69,210	69,873	60,461

We are providing the following preliminary estimates of our financial results for the year ending December 31, 2022:

	Twelve months ended December 31,
	2022 Actual	2023 Estimate
Adjusted EBITDA:
Net loss	$(6,537)	$ (6,300) to (7,500)
Provision for income taxes	132	(250) to 750
Interest expense (1)	1,007	1,000 to 2,000
Stock based compensation	3,036	2,500 to 3,500
Depreciation and amortization	4,524	5,000 to 6,000
Severance expenses (4)	274	50 to 250
Non-core operating expenses (5)	10	—
Gain on sale of certain recovery contracts (6)	(382)	—
Gain on sale of land and buildings (7)	(1,120)	—
Adjusted EBITDA	$944	$ 2,000 to 5,000
(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of debt issuance costs related to our Credit Agreement.
(4)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(5)Represents professional fees related to strategic corporate development activities.
(6)Represents gain on the sale of certain non-healthcare recovery contracts in 2021 and 2022.
(7)Represents gain on the sale of land and buildings in 2022.
(8)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(9)While net loss for the three months ended December 31, 2022 was $(235), the computation of adjusted net income (loss) results in adjusted net income of $442. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended December 31, 2022 includes dilutive common share equivalents of 1,164 added to the basic weighted average shares of 74,291.

We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of the Company's healthcare revenue results for the years ended December 31, 2022, 2021, and 2020:

	For the Three Months Ended					For the Year Ended
	March 31, 2022	June 30, 2022		September 30, 2022	December 31, 2022	December 31, 2022
	(in thousands)
Eligibility-based	$14,214	$12,417		$13,142	$13,511	$53,284
Claims-based	9,150	9,339		10,377	12,516	41,382
Healthcare Total	23,364	21,756	—	23,519	26,027	94,666
Recovery	118	7		41	75	241
Customer Care / Outsourced Services	3,601	3,918		3,618	3,140	14,277
Total	$27,083	$25,681	—	$27,178	$29,242	$109,184

	For the Three Months Ended				For the Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(in thousands)
Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
	(in thousands)
Eligibility-based	$10,949	$11,292	$13,480	$14,126	$49,847
Claims-based	6,575	3,301	4,086	4,739	18,701
Healthcare Total	17,524	14,593	17,566	18,865	68,548
Recovery	24,265	16,167	15,443	17,521	73,396
Customer Care / Outsourced Services	4,099	3,025	3,219	3,650	13,993
Total	$45,888	$33,785	$36,228	$40,036	$155,937